                   (RECORD VERIFIED - CHARLIE GREEN, CLERK)
                             (BY J. TURNER, D.C.)


       WARRANTY DEED                           R.E. WILKERSON & CO. FORM 33 1/2
FROM CORPORATION TO CORPORATION      2193533

THIS WARRANTY DEED Made and executed the 30th day of September A.D. 1986 by

                 FLORIDA SOUND ENGINEERING OF FLORIDA, INC.

a corporation existing under the laws of Florida, and having its principal place of business at 2502 Second Street, Suite 9, Fort Myers, Florida 33901 hereinafter called the grantor, to Florida Sound Engineering Company, a corporation existing under the laws of the State of Florida, with its permanent postoffice address at 3016 Mercury Road South, Jacksonville, Florida 32207 hereinafter called the grantee:

             (Wherever used herein the terms "grantor" and "grantee" include all the parties to this instrument and the heirs, legal representatives and assigns of individuals, and the successors and assigns of corporations)

    WITNESSETH: That the grantor, for and in consideration of the sum of $10.00 and other valuable considerations, receipt whereof is hereby acknowledged, by these presents does granat, bargain, sell, alien, remise, release, convey and confirm unto the grantee, all that certain land situate in County, Florida, viz:

    A tract or parcel of land in Lot 4, Block A, of Southside Industrial Park, a subdivision as recorded in Plat Book 28, pages 153, and 154, of the public records of Lee County, Florida, which is described as follows: From the Northwest corner of said Lot 4; thence South 0 degrees 17 minutes 13 seconds East along the West boundary of said
    Lot 4 for 574.10 feet to the point of beginning; thence continue South 0 degrees 17 minutes 13 seconds East 115.79 feet; thence North 89 degrees 42 minutes 57 seconds East for 176.90 feet; thence North 0 degrees 17 minutes 03 seconds West for 115.79 feet; thence South 89 degrees 42 minutes 57 seconds West for 176.91 feet to the point of beginning.

    TOGETHER with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

    TO HAVE AND TO HOLD, the same in fee simple forever.

    AND the grantor hereby covenants with said grantee that it is lawfully seized of said land in fee simple; that it has good right and lawful authority to sell and convey said land; that it hereby fully warrants the title to said land and will defend the same against the lawful claims of all persons whomsoever; and that said land is free of all encumbrances.

Documentary Tax Pd.   $50                Recorded and Record Verified

     [unreadable]                                [unreadable]

                                             Dec 11 10:48 AM '86


                             IN WITNESS WHEREOF the grantor has caused these
                             presents to be executed in its name, and its
(CORPORATE SEAL)             corporate seal to be hereunto affixed, by its
                             proper officers thereunto duly authorized, the day and year first above written.

ATTEST: /s/ Alice M. Coughlin                FLORIDA SOUND ENGINEERING OF
       ------------------------------        ---------------------------------
       Alice M. Coughlin,  Secretary         FLORIDA, INC.
Signed, sealed and delivered in the presence of:

[SIGNATURE APPEARS HERE]                     By /s/ Warren C. Coughlin
-------------------------------------        ---------------------------------
                                             Warren C. Coughlin,     President
/s/ Christie L. Peterson
-------------------------------------
Witnesses

STATE OF FLORIDA
COUNTY OF DUVAL

        I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared Warren C. Coughlin and Alice M. Coughlin well known to me to be the President and Secretary respectively of the corporation named as grantor in the foregoing deed, and that they severally acknowledged executing the same in the presence of two subscribing witnesses freely and voluntarily under authority duly vested in them by said corporation and that the seal affixed thereto is the true corporate seal of said corporation.

        WITNESS my hand and official seal in the County and State last aforesaid this 8th day of December, A.D. 1986

This instrument was prepared by                     [SIGNATURE APPEARS HERE]
    WILLIAM R. FRAZIER                          -------------------------------
1515 Riverside Avenue, Suite A                  Notary Public, State of Florida
Jacksonville, Florida  32204                                    at Large.
                                                My commission expires: (SEAL)